                                                                    Exhibit 12.1

                                   RESMED INC.

                       STATEMENT RE: COMPUTATION OF RATIOS

                        (UNAUDITED, DOLLARS IN THOUSANDS)



                              Years Ended June 30,
                       (In thousands, except ratio amount)

                                                                   2001           2000           1999           1998           1997
Income Before Income Taxes                                       $27,314        $34,166        $24,577        $16,112        $11,087
Add:
     Interest Expense                                              1,601              0              6             15             27

     Amortization of Debt Costs                                       26              0              0              0              0
     Interest Portion of Rental Charges/(1)/                         362            248            263            202            195
                                                                 -------------------------------------------------------------------
         Total Earnings                                          $29,303        $34,414        $24,846        $16,329        $11,309
Fixed Charges:
     Interest Expense                                              1,601              0              6             15             27
     Amortization of Debt Costs                                       26              0              0              0              0
     Interest Portion of Rental Charges                              362            248            263            202            195
                                                                 -------------------------------------------------------------------
         Total Fixed Charges                                     $ 1,989        $   248        $   269        $   217        $   222
                                                                 -------------------------------------------------------------------
Ratio of Earnings to Fixed Charges                                 14.7x         138.8x          92.4x          75.2x          50.9x
                                                                 ===================================================================

(1)      Assumed interest component to be one-third of rental charges.